Exhibit 5.1

	New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 91 768 9600 tel
Paseo de la Castellana, 41 91 768 9700 fax 28046 Madrid

May 22, 2012

Telefónica, S.A.

Distrito Telefónica, Ronda de la Comunicación, s/n

28050 Madrid

Spain

Telefónica Emisiones, S.A.U.

Distrito Telefónica, Ronda de la Comunicación, s/n

28050 Madrid

Spain

Ladies and Gentlemen:

We are acting as special United States counsel to Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal organized under the laws of the Kingdom of Spain (the “Company”), and Telefónica, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain, as guarantor (the “Guarantor”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed today by the Company and the Guarantor with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), for the registration and sale from time to time of the Company’s debt securities (the “Debt Securities”) and the guarantee of each such series of Debt Securities by the Guarantor (the “Guarantee”).

The Debt Securities may be issued from time to time pursuant to an Indenture (the “Indenture”) dated May 22, 2012 among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”). The Guarantee may be issued under a separate guarantee, the form of which is included in the Indenture, to be entered into by the Guarantor prior to the issuance of the respective Debt Securities.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in

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certificates of public officials and officers of the Company and the Guarantor that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Based upon and subject to the foregoing, we are of the opinion that:

(1)	Assuming that (i) the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Company, the Guarantor and the Trustee, (ii) the specific terms of a particular series of Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Indenture and (iii) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(2)	Assuming that (i) the Guarantee has been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and (ii) the Debt Securities to which the Guarantee relates have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Guarantee will constitute a valid and binding obligation of the Guarantor enforceable in accordance with its terms.

The foregoing opinions are subject to the following qualification:

(a)	Our opinions in paragraphs 1 and 2 above are subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Debt Securities or Guarantee, as the case may be, (i) the Board of Directors of the Company or the Guarantor, as the case may be, shall have duly established the terms of such Debt Securities or Guarantee, as the case may be, and duly authorized the issuance and sale of such Debt Securities or Guarantee, as the case may be, and such authorization shall not have been modified or rescinded; (ii) each of the Company and the Guarantor is, and shall remain, validly existing as a corporation under the laws of Spain; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such Debt Securities or Guarantee, as the case may be. We have also assumed that the execution, delivery and performance by the Company of any Debt Security and by the Guarantor of any Guarantee, whose respective terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Guarantor, as the case may be.

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We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus dated May 22, 2012 which is a part of the Registration Statement, and to the filing, as an exhibit to the Registration Statement, of this opinion. In addition, we consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Act. In giving these consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP